SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nava Resources Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State of incorporation of organization)

104 - 2636 Montrose Ave
Abbotsford, British Columbia
Canada V2S 3T6
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-150582.

Securities to be registered pursuant to Section 12(g) of the Act:	Common stock, par value of $0.00001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 if the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-150582) is incorporated by reference into this registration statement.

ITEM 2.      EXHIBITS

     The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-150582 on May 1, 2008. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibits

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
3.3	Articles of Incorporation of Nava Resources Canada, Inc.
3.4	Certificate of Amendment to Articles of Incorporation of Registrant
4.1	Specimen Common Stock Certificate
4.2	Form of Regulation S Subscription Agreement for Shares of Common Stock
4.3	Form of Regulation S Subscription Agreement for Units
4.4	Form of Warrant Certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Bill of Sale of North Claim 1 to Jag dated August 22, 2007
10.2	Bill of Sale of North Claim 2 to Jag dated August 22, 2007
10.3	Mineral Tenure Bill of Sale Completion for North Claim 1 dated November 22, 2007
10.4	Mineral Tenure Bill of Sale Completion for North Claim 2 dated November 22, 2007
21.1	Subsidiaries of Registrant
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP. Chartered Accountant, Certified Public Accountants, P.C.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)
99.1	Report of MineStart Management Inc. dated December 7, 2007

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of January, 2009.

NAVA RESOURCES INC.

BY:	Jag Sandhu
Jag Sandhu
President, CEO and Director,

BY:	Johnny Astorino
Johnny Astorino
Chief Financial Officer.